UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2019
TECOGEN INC. (NASDAQ: TGEN)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 466-6400
(Registrant's telephone number, including area code)
_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $.001 par value per share	TGEN	NASDAQ

INFORMATION TO BE INCLUDED IN REPORT
Section 5 – Corporate Governance and Management

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment nof Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 22, 2019, Tecogen Inc. (“Company”) and Mr. John N. Hatsopoulos, a director of the Company, entered into a letter agreement pursuant to which the Company agreed that, until March 29, 2024, the Company will continue to provide the employee benefits to Mr. Hatsopoulos contemplated by the Advisory Agreement dated January 3, 2018 (“Advisory Agreement”) between the Company and Mr. Hatsopoulos for so long as Mr. Hatsopoulos continues to provide the advisory services to the Company contemplated by the Advisory Agreement. The foregoing was unanimously approved by the Company’s Board of Directors.

A copy of the letter agreement described above is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
The following exhibit relating to Item 5.02 shall be deemed filed with this Current Report on Form 8-K:

Exhibit	Description
10.1	Letter Agreement dated July 22, 2019 between Registrant and John N. Hatsopoulos amending Advisory Agreement
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Bonnie Brown
July 24, 2019	Bonnie Brown, Principal Financial & Accounting Officer